Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

720 N. Cahuenga Blvd.

Los Angeles, CA 90038

SPECIAL MEETING OF STOCKHOLDERS

[_____], 2023

YOUR VOTE IS IMPORTANT

FOLD AND DETATCH HERE

FAZE HOLDINGS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [_____], 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, dated [_____], 2023, (the “Proxy Statement”) in connection with the special meeting of stockholders of FaZe Holdings Inc. (the “Company”) and at any adjournments thereof (the “Special Meeting”) to be held at [__:__] a.m. Pacific time on [_____], 2023 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints Christoph Pachler and Kyron Johnson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2 (IF PRESENTED) CONSTITUTING THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [_____], 2023:

The notice of meeting and the accompanying Proxy Statement are available at www.virtualshareholdermeeting.com/FAZE2024SM,.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2, IF PRESENTED.	Please mark ☒ votes as indicated in this example

Proposal 1 – Merger Proposal	FOR	AGAINST	ABSTAIN

Proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time) dated as of October 19, 2023, among GameSquare Holdings, Inc., a British Columbia corporation (which is referred to as “GameSquare”), GameSquare Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of GameSquare, and FaZe Holdings Inc. (which is referred to as the “Merger Agreement”).	☐	☐	☐

Proposal 2 – Adjournment Proposal	FOR	AGAINST	ABSTAIN

Proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐

Date: _______________, 2023

Signature

Signature (if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2 (IF PRESENTED). THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEAS DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED

PROXY VOTING INSTRUCTIONS

Please have your 12-digit control number ready when voting by Internet of Telephone

●	By Internet. Vote Your Proxy on the Internet. Go to [__________]. Have your proxy card available when you access the website. Follow the prompts to vote your shares.

●	By Telephone. Vote Your Proxy by Phone. Call [__________]. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

●	By Mail. Vote Your Proxy by Mail. Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.